UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 1, 2006

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On November 1, 2006, The First Marblehead Corporation (the “Corporation”) appointed John A. Hupalo as its Senior Executive Vice President and Chief Financial Officer.  Mr. Hupalo will continue to serve as the Corporation’s Group Head, Capital Markets following the appointment.

The Compensation Committee of the Board of Directors of the Corporation increased the annualized base salary of Mr. Hupalo from $450,000 to $525,000, effective November 1, 2006, in light of his increased responsibilities.  The additional terms of Mr. Hupalo’s employment arrangements with the Corporation are summarized below under Item 5.02.

  On November 1, 2006, the Corporation entered into an employment agreement and mutual general release (the “Agreement”) with Donald R. Peck, the former Chief Financial Officer of the Corporation.  Pursuant to the Agreement:

•                  Mr. Peck has agreed to serve as Senior Advisor to the Chief Executive Officer of the Corporation in connection with the transition of responsibilities to Mr. Hupalo.

•                  Mr. Peck has agreed to provide such services through January 2, 2007, at a semi-monthly salary of $17,708.

•                  The Corporation has agreed to accelerate the vesting of stock options held by Mr. Peck  to purchase 15,000 shares of the Corporation’s common stock.  Such stock options, which have an exercise price of $7.00 per share, represented 50 percent of Mr. Peck’s unvested stock options held as of November 1, 2006.

•                  The Corporation has agreed to make a lump sum payment to Mr. Peck equal to six months’ salary, or $212,500, at the conclusion of the employment period under the Agreement.

•                  The Corporation has also agreed to pay medical insurance premiums for Mr. Peck during the six-month period following the employment period, to the extent Mr. Peck remains eligible for continuation coverage under the federal “COBRA” law.

Mr. Peck’s position as Senior Advisor is exclusive in nature. Following his employment with the Corporation, Mr. Peck will remain bound by his invention, non-disclosure, non-competition and non-solicitation agreement with the Corporation, provided that the non-competition restrictions provided therein will only apply until December 31, 2007.

Item 5.02.         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Peck resigned as the Corporation’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary, effective as of November 1, 2006.

Mr. Hupalo, age 46, was appointed Senior Executive Vice President and Chief Financial Officer of the Corporation effective upon Mr. Peck’s resignation.  He continues to serve as the Corporation’s Group Head, Capital Markets, a position he has held since March 2003.  Mr. Hupalo served as an Executive Vice President of the Corporation from March 2003 until his appointment as Senior Executive Vice President on November 1, 2006.  From March 1999 to March 2003, Mr. Hupalo served as a Managing Director in the Education Loan Group of UBS Paine Webber, a diversified financial institution.  From 1991 to 1999, Mr. Hupalo served as a Director in the Education Loan Group of Salomon Smith Barney, an investment bank.  From 1987 to 1991, Mr. Hupalo served in a similar group at Manufacturers

Hanover Securities Corporation.  Mr. Hupalo received a B.A. degree from Boston University and an M.B.A. in Finance from New York University’s Stern School of Business.

Mr. Hupalo entered into a letter agreement when he joined the Corporation, dated February 24, 2003, related to his employment.  The letter agreement provides that Mr. Hupalo’s compensation will include direct annual cash compensation of $400,000 and not less than $200,000 in annual cash incentive compensation to be paid on each anniversary date of his employment.  As described above under Item 1.01, Mr. Hupalo’s annualized base salary for the remainder of fiscal 2007 will be $525,000. Under the 2003 letter agreement, Mr. Hupalo was granted a stock option to purchase 300,000 shares of the Corporation’s common stock at a price of $7.00 per share, the fair market value of the Corporation’s common stock on the date of grant.  This stock option vests ratably over four years in five equal installments beginning on the date of grant.

Kenneth S. Klipper, age 47, was appointed Treasurer and Chief Accounting Officer of the Corporation upon Mr. Peck’s resignation.  Mr. Klipper has served as Senior Vice President, Finance of the Corporation since March 2005.  From January 2003 to March 2005, Mr. Klipper served as the Chief Executive Officer of BrownCo., an online brokerage firm at the time owned by JPMorgan.  From May 2002 to January 2003, Mr. Klipper served as the Chief Financial Officer of Park Street Capital, a private equity firm.  From January 2000 to April 2002, Mr. Klipper served as the Chief Financial Officer of Tucker Anthony Sutro, Inc., a publicly traded securities brokerage firm.  Prior to joining Tucker Anthony, Mr. Klipper served for five years as both the Chief Financial Officer and Controller for the securities brokerage unit of Fidelity Investments, and he held positions with KPMG LLP, a registered public accounting firm, for eleven years.  Mr. Klipper received a B.S. degree from the University of Richmond and is a Certified Public Accountant.

Mr. Klipper serves as Senior Vice President, Finance pursuant to a letter agreement with the Corporation dated February 25, 2005.  The letter agreement provides that Mr. Klipper will receive direct annual compensation of $270,000 and will be eligible for an annual bonus award of up to 50 percent of earned salary for the performance year.  In connection with Mr. Klipper’s increased responsibilities following Mr. Peck’s resignation, the Compensation Committee of the Board of Directors of the Corporation increased Mr. Klipper’s annualized base salary, effective November 1, 2006, to $330,000.  Under the 2005 letter agreement, Mr. Klipper was granted, at no cost, 4,000 restricted stock units representing the right to receive one share of the Corporation’s common stock on the applicable vesting date. One-third of the original number of restricted stock units vest on the third anniversary of the grant date and one-third will vest on each succeeding anniversary of the grant date until the fifth anniversary of the grant date.

Neither Mr. Hupalo nor Mr. Klipper is related by blood, marriage or adoption to any of the Corporation’s directors or executive officers.  Neither Mr. Hupalo nor Mr. Klipper has been party to any related party transaction, or currently proposed related party transaction, with the Corporation within the meaning of Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: November 7, 2006	By:	/s/ Peter B. Tarr
Peter B. Tarr
Chairman of the Board and General Counsel